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                                                                     EXHIBIT 4.5

                           WAIVER AND FOURTH AGREEMENT

                          CONCERNING BUY-SELL AGREEMENT

         This WAIVER AND FOURTH AGREEMENT CONCERNING BUY-SELL AGREEMENT dated as of September 27, 2002 (this "FOURTH AMENDMENT") is by and among Clear Channel Communications, Inc. (the "COMPANY"), L. Lowry Mays and B. J. McCombs.

         WHEREAS, the undersigned are all of the parties to that certain Buy-Sell Agreement executed May 31, 1977, relating to shares of Clear Channel Communications, Inc. (the "AGREEMENT"), who remain obligated thereon as such Agreement has been heretofore amended by that Agreement Concerning Buy-Sell Agreement executed August 3, 1998 (the "FIRST AMENDMENT"), as further amended by that certain Waiver and Second Agreement Concerning Buy-Sell Agreement executed August 17, 1998 (the "SECOND AMENDMENT"), and as further amended by that certain Waiver and Third Agreement Concerning Buy-Sell Agreement executed July 26, 2002 (the "THIRD AMENDMENT").

         WHEREAS, following the dissolution of 4-M Partners, Ltd. ("4-M") and through a series of transactions with the general and limited partners of 4-M (such dissolution and transactions, the "TRANSFERS"), the 20,395,000 shares (the "SHARES") of the Company's common stock owned by 4-M have been transferred to L. Lowry Mays.

         NOW THEREFORE, for mutual consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the undersigned agree as follows:

         1. Each of the undersigned acknowledges and consents to the Transfers of the Shares and waives its rights under the Agreement to acquire those Shares subject to the Agreement (the "COVERED SHARES") in connection with the Transfers.

         2. The undersigned execute this Fourth Amendment with the stated purpose that L. Lowry Mays may rely hereon and hereby represent to L. Lowry Mays that the only agreements between or among them relating to the Shares are the Agreement, the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment.

         3. Upon completion of the Transfers, the Covered Shares will remain subject to the Agreement as the same has been and may be amended from time to time, and any certificates representing the Covered Shares must bear a restrictive legend relating to such agreements.

         4. The Agreement, the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment and the terms and conditions thereof and hereof shall be binding on and operate for the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

                            [Signature Page Follows]


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Executed this 27th day of September, 2002.

                                  CLEAR CHANNEL COMMUNICATIONS, INC.



                                  By: /s/ Randall Mays
                                      ------------------------------------------
                                  Name:  Randall Mays
                                  Title: Chief Financial Officer



                                      /s/ L. LOWRY MAYS
                                  ----------------------------------------------
                                  L. Lowry Mays



                                      /s/ B.J. MCCOMBS
                                  ----------------------------------------------
                                  B.J. McCombs